As filed with the Securities and Exchange Commission on July 2, 2003 Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                            3050 East Hillcrest Drive
                       Westlake Village, California 91362
               (Address of principal executive offices) (Zip Code)

                                   95-2039518
                      (I.R.S. Employer Identification No.)

             DIODES INCORPORATED 2001 OMNIBUS EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Carl C. Wertz
                             Chief Financial Officer
                            3050 East Hillcrest Drive
                       Westlake Village, California 91362
                     (Name and address of agent for service)

                                 (805) 446-4800
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Charles S. Kaufman, Esq.
                     Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071
                                 (213) 620-1780

                         CALCULATION OF REGISTRATION FEE

---------------------------- -------------------------- ------------------------- -------------------------- -----------------------
Title of each class of                                     Proposed maximum          Proposed maximum             Amount of
securities to be registered   Amount to be registered      offering price per        aggregate offering       registration fee(2)
                                        (1)                    share (2)                  price(2)
---------------------------- -------------------------- ------------------------- -------------------------- -----------------------
Common Stock, par value          1,000,000 shares                $19.21                  $19,210,000                 $1,554
$0.66 2/3 per share
---------------------------- -------------------------- ------------------------- -------------------------- -----------------------

(1) In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described here as a result of the adjustment provisions thereof.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 30, 2003, as reported on the Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2001 Omnibus Equity Incentive Plan of Diodes Incorporated, a Delaware corporation (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents previously filed by the Company with the Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003;

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the Commission on May 14, 2003;

(c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above; and

(d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 00030811), filed with the Commission on June 15, 2000, including any amendment or report filed for the purposes of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed "filed" under the Securities Act or the Exchange Act, is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

                  A similar standard applies in the case of derivative  actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

                  As  permitted   by  Section  145  of  the   Delaware   General
Corporation Law, Article EIGHTH of the Company's Certificate of Incorporation, as amended, provides:

                  "The Company shall indemnify any and all persons whom it has the power to indemnify pursuant to the General Corporation Law of Delaware against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Law and may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Company would have the power to so indemnify such person under the General Corporation Law of Delaware."

                  Also as permitted by Section 145 of the Delaware General Corporation Law, Article IV of the Company's Bylaws, as amended, provides:

                  "Section 1. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative (other than an action by or in the right of this corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of this corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

                  Section 4. Any indemnification under Section 1 and 2 (unless ordered by a court) shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this corporation as authorized by this by-law.

                  Section 6. The indemnification provided in this by-law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7. This corporation, when authorized by the Board of Directors, shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this corporation would have the power to indemnify him against such liability under the provisions of this by-law."

                  The Company maintains an insurance policy pursuant to which the directors and certain officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors or officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

Exhibit
 Number                                      Description of Exhibit
 ------                                      ----------------------
  3.1    Certificate of Incorporation of Diodes Incorporated, as amended to date
  3.2    Bylaws of Diodes Incorporated (1)
  5.1    Opinion of Sheppard, Mullin, Richter & Hampton LLP
 23.1    Consent of Moss Adams LLP
 23.2 Consent of Sheppard, Mullin, Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1)
 24.1    Power of Attorney (See page 7)
---------------------

                  (1) Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A (File No. 00030811), filed with the Securities and Exchange Commission on June 15, 2000.


Item 9.           Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any  prospectus  required by Section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on June 30, 2003.

                               DIODES INCORPORATED


                               By     /s/ C.H. Chen
                                      C.H. Chen,
                                      President, Chief Executive Officer
                                      and Director (Principal Executive Officer)


                                POWER OF ATTORNEY

                  KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Diodes Incorporated, a Delaware corporation (the "Company"), hereby nominate and appoint C.H. Chen and Carl C. Wertz, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under the 2001 Omnibus Equity Incentive Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

                  Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

                  Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

                  This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                               Date

/s/ C.H. Chen                       President, Chief Executive Officer, and
C.H. Chen                           Director (Principal Executive Officer)              June 30, 2003

/s/ Carl C. Wertz                   Chief Financial Officer, Secretary, and
Carl C. Wertz                       Treasurer (Principal Financial and
                                    Accounting Officer)                                 June 30, 2003

/s/ Raymond Soong                   Chairman of the Board                               June 30, 2003
Raymond Soong

/s/ Michael R. Giordano             Director                                            June 30, 2003
Michael R. Giordano

/s/ Keh-Shew Lu                     Director                                            June 30, 2003
Keh-Shew Lu

/s/ M.K. Lu                         Director                                            June 30, 2003
M.K. Lu

/s/ Shing Mao                       Director                                            June 30, 2003
Shing Mao

/s/ John M. Stich                   Director                                            June 30, 2003
John M. Stich

                                  EXHIBIT INDEX

Exhibit Number     Description of Exhibit
     3.1           Certificate of Incorporation of Diodes Incorporated,
                    as amended to date
     3.2           Bylaws of Diodes Incorporated (1)
     5.1           Opinion of Sheppard, Mullin, Richter & Hampton LLP
    23.1           Consent of Moss Adams LLP
    23.2           Consent of Sheppard, Mullin, Richter & Hampton LLP (included in its opinion filed as
                   Exhibit 5.1)
    24.1           Power of Attorney (See page 7)

         (1)   Incorporated  by  reference  to  Exhibit  3.2  to  the  Company's
Registration Statement on Form 8-A (File No. 00030811), filed with the Securities and Exchange Commission on June 15, 2000.